Exhibit 10.6

EXECUTION VERSION

JPMorgan Chase Bank, N.A.

One International Place, 42nd Floor

Boston, MA 02110

December 31, 2013

VIRTUSA CORPORATION

Amended and Restated Credit Agreement

Fee Letter

Virtusa Corporation

2000 West Park Drive

Westborough, MA 01581

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of the date hereof, among you, as Borrower, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined in this letter agreement (this “Fee Letter”) are used with the meanings assigned to them in the Credit Agreement.

This Fee Letter is the “Fee Letter” referred to in the Credit Agreement.

As consideration for Chase’s agreement to serve as the Administrative Agent and the Issuing Bank, and for the Revolving Lenders’ respective Revolving Commitments as of the Effective Date, you agree to pay to the following Persons the following fees:

(i)                                     To Chase in its capacity as the Administrative Agent, for its own account, an annual administration fee in an amount equal to $5,000 per Lender (other than Chase), which fee will be payable on the Effective Date (if there are any Lenders other than Chase on the Effective Date) and annually in advance on each anniversary thereof prior to the payment in full of all Obligations and the termination of all Revolving Commitments.

(ii)                                  To the Administrative Agent, for the account of each Revolving Lender (including Chase) on the Effective Date, a closing fee in an amount equal to 0.20% of the Revolving Commitment of such Revolving Lender (determined prior to any borrowing) on the Effective Date, which closing fees will be payable only on the Effective Date.

(iii)                               To Chase in its capacity as the Issuing Bank, for its own account, a fronting fee in an amount equal to 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, which fronting fee shall be payable in arrears on the dates set forth in Section 2.12(b)

of the Credit Agreement.  Notwithstanding the foregoing, such fronting fee shall accrue only at times when there are two or more Lenders.

In addition, the Credit Parties shall be paid the other fees specified in the Credit Agreement.

You agree that, once paid, the fees or any part thereof payable hereunder and under the Credit Agreement shall not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated by the Credit Agreement are consummated.  All fees payable hereunder and under the Credit Agreement shall be paid in immediately available funds and shall be in addition to reimbursement of the out-of-pocket expenses (including the costs of legal counsel) of the Credit Parties, subject to the terms of the Credit Agreement.  You agree that Chase may, in its sole discretion, share all or a portion of any of the fees payable pursuant to this Fee Letter with any of the other Lenders.

Neither this Fee Letter nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements writing entered into by Chase and you.  This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Fee Letter may be executed in counterparts (and by different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Fee Letter.

You agree to maintain in confidence this Fee Letter and its contents, including the fee provisions hereof, except that you may disclose this Fee Letter and its contents (a) to your Related Parties who are directly involved in the Transactions, are informed of the confidential nature of this Fee Letter and its contents, and who are or have been advised of their obligation to keep the same confidential, (b) pursuant to a subpoena or an order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or to the extent requested or required by Governmental Authorities, in each case based on the reasonable advice of your legal counsel and (c) with Chase’s prior written consent.

[Signature pages follow]

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jacob L. Dowden
	Name:	Jacob L. Dowden
	Title:	Senior Vice President

[SIGNATURE PAGE TO FEE LETTER (JPM/VIRTUSA 2013)]

Accepted and agreed to as of

the date first written above by:

VIRTUSA CORPORATION

By:	/s/ Ranjan Kalia
	Name:	Ranjan Kalia
	Title:	EVP and CFO

[SIGNATURE PAGE TO FEE LETTER (JPM/VIRTUSA 2013)]